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                                   EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of Intrusion.com, Inc. and the 1987 Incentive Stock Option Plan of Intrusion.com, Inc., the Registration Statement (Form S-8, No. 33-34476) pertaining to the 1995 Stock Option Plan of Intrusion.com, Inc., the Registration Statement (Form S-8, No. 33-34484) pertaining to the 1995 Non-employee Director Stock Option Plan of Intrusion.com, Inc., the Registration Statement (Form S-8, No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of Intrusion.com, Inc., the Registration Statement (Form S-8, No. 33-80898) pertaining to the Intrusion.com 401(k) Savings Plan of Intrusion.com, Inc. and the Registration Statement (Form S-8, No. 333-53813) pertaining to the Essential Communication Corporation 1996 Stock Option Plan of our report dated January 17, 2001, of Intrusion.com, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                          /s/ Ernst & Young LLP

Dallas, Texas
March 20, 2001